                                                                    Exhibit 10.1
--------------------------------------------------------------------------------

                                  $300,000,000

                                CREDIT AGREEMENT

                         dated as of November [ ], 2003,


                                      among


                        OVERNITE TRANSPORTATION COMPANY,

                              OVERNITE CORPORATION,

                   THE LENDERS AND ISSUING BANKS NAMED HEREIN,

                                 SUNTRUST BANK,
                  as Administrative Agent and Collateral Agent

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                              as Syndication Agent

                          -----------------------------

                           CREDIT SUISSE FIRST BOSTON

                                       and

                         SUNTRUST CAPITAL MARKETS, INC.,
                  as Joint Bookrunners and Joint Lead Arrangers

                                       and

               BANK OF AMERICA, N.A. AND WACHOVIA SECURITIES, INC.
                           as Co-Documentation Agents

--------------------------------------------------------------------------------

                                    TABLE OF CONTENTS

                                                                                                   Page

                                               ARTICLE I

                                              Definitions
SECTION 1.01. Defined Terms........................................................................   1
SECTION 1.02. Terms Generally......................................................................  25
SECTION 1.03. Classification of Loans and Borrowings...............................................  25
SECTION 1.04. Pro Forma Calculations...............................................................  25

                                               ARTICLE II

                                              The Credits

SECTION 2.01. Commitments..........................................................................  25
SECTION 2.02. Loans ...............................................................................  26
SECTION 2.03. Borrowing Procedure..................................................................  28
SECTION 2.04. Evidence of Debt; Repayment of Loans.................................................  28
SECTION 2.05. Fees ................................................................................  29
SECTION 2.06. Interest on Loans....................................................................  30
SECTION 2.07. Default Interest.....................................................................  31
SECTION 2.08. Alternate Rate of Interest...........................................................  31
SECTION 2.09. Termination and Reduction of Commitments.............................................  31
SECTION 2.10. Conversion and Continuation of Borrowings............................................  32
SECTION 2.11. Repayment of Term Borrowings.........................................................  33
SECTION 2.12. Prepayment...........................................................................  34
SECTION 2.13. Mandatory Prepayments................................................................  35
SECTION 2.14. Reserve Requirements; Change in Circumstances........................................  36
SECTION 2.15. Change in Legality...................................................................  38
SECTION 2.16. Indemnity ...........................................................................  38
SECTION 2.17. Pro Rata Treatment...................................................................  39
SECTION 2.18. Sharing of Setoffs...................................................................  39
SECTION 2.19. Payments ............................................................................  40
SECTION 2.20. Taxes ...............................................................................  40
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate..............  42
SECTION 2.22. Swingline Loans......................................................................  44
SECTION 2.23. Letters of Credit....................................................................  45
SECTION 2.24. Increase in Revolving Credit Commitments.............................................  49
SECTION 2.25. Increase in Term Loan Commitments....................................................  51

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers.................................................................  52
SECTION 3.02. Authorization........................................................................  52
SECTION 3.03. Enforceability.......................................................................  53
SECTION 3.04. Governmental Approvals...............................................................  53
SECTION 3.05. Financial Statements.................................................................  53
SECTION 3.06. No Material Adverse Change...........................................................  54
SECTION 3.07. Title to Properties; Possession Under Leases.........................................  54
SECTION 3.08. Subsidiaries.........................................................................  54
SECTION 3.09. Litigation; Compliance with Laws.....................................................  54
SECTION 3.10. Agreements...........................................................................  54
SECTION 3.11. Federal Reserve Regulations..........................................................  55
SECTION 3.12. Investment Company Act; Public Utility Holding Company Act...........................  55
SECTION 3.13. Tax Returns..........................................................................  55
SECTION 3.14. No Material Misstatements............................................................  55
SECTION 3.15. Employee Benefit Plans...............................................................  56
SECTION 3.16. Environmental Matters................................................................  56
SECTION 3.17. Insurance                                                                              56
SECTION 3.18. Security Documents...................................................................  56
SECTION 3.19. Labor Matters........................................................................  56

                                               ARTICLE IV

                                         Conditions of Lending

SECTION 4.01. All Credit Events....................................................................  57
SECTION 4.02. First Credit Event...................................................................  57

                                               ARTICLE V

                                         Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties.................................................  60
SECTION 5.02. Insurance                                                                              60
SECTION 5.03. Obligations and Taxes................................................................  60
SECTION 5.04. Financial Statements, Reports, etc...................................................  61
SECTION 5.05. Litigation and Other Notices.........................................................  62
SECTION 5.06. Maintaining Records; Access to Properties and Inspections............................  62
SECTION 5.07. Use of Proceeds......................................................................  63
SECTION 5.08. Further Assurances...................................................................  63

                                               ARTICLE VI

                                           Negative Covenants

SECTION 6.01. Indebtedness.........................................................................  63
SECTION 6.02. Liens                                                                                  64
SECTION 6.03. Sale and Lease-Back Transactions.....................................................  66

   SECTION 6.04. Investments, Loans and Advances............................ 66
   SECTION 6.05. Mergers, Consolidations and Sales of Assets................ 68
   SECTION 6.06. Restricted Payments; Restrictive Agreements................ 68
   SECTION 6.07. Transactions with Affiliates............................... 69
   SECTION 6.08. Business of Overnite, Borrower and Subsidiaries............ 69
   SECTION 6.09. Capital Expenditures....................................... 70
   SECTION 6.10. Fixed Charge Coverage Ratio................................ 70
   SECTION 6.11. Maximum Leverage Ratio..................................... 70
   SECTION 6.12. Minimum Asset Coverage Ratio............................... 71

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

                                   ARTICLE IX

                                  Miscellaneous

   SECTION 9.01. Notices ................................................... 76
   SECTION 9.02. Survival of Agreement...................................... 77
   SECTION 9.03. Binding Effect............................................. 77
   SECTION 9.04. Successors and Assigns..................................... 77
   SECTION 9.05. Expenses; Indemnity........................................ 81
   SECTION 9.06. Right of Setoff............................................ 82
   SECTION 9.07. Applicable Law............................................. 83
   SECTION 9.08. Waivers; Amendment......................................... 83
   SECTION 9.09. Interest Rate Limitation................................... 84
   SECTION 9.10. Entire Agreement........................................... 84
   SECTION 9.11. WAIVER OF JURY TRIAL....................................... 85
   SECTION 9.12. Severability............................................... 85
   SECTION 9.13. Counterparts............................................... 85
   SECTION 9.14. Headings .................................................. 85
   SECTION 9.15. Jurisdiction; Consent to Service of Process................ 85
   SECTION 9.16. Confidentiality............................................ 86

Schedules

   Schedule 1.01(a)  Existing Letters of Credit
   Schedule 1.01(b)  Subsidiary Guarantors
   Schedule 2.01     Lenders and Commitments
   Schedule 3.08     Subsidiaries
   Schedule 3.17     Environmental Matters

   Schedule 3.18     Insurance
   Schedule 6.01     Outstanding Indebtedness on Closing Date
   Schedule 6.02     Liens Existing on Closing Date
   Schedule 6.06(b)  Certain Existing Restrictions

   Exhibits

   Exhibit A         Form of Administrative Questionnaire
   Exhibit B         Form of Assignment and Acceptance
   Exhibit C         Form of Borrowing Request
   Exhibit D         Form of Pledge Agreement
   Exhibit E         Form of Guarantee Agreement
   Exhibit F-1       Form of Opinion of Hunton & Williams LLP
   Exhibit F-2       Form of Opinion of Mark Goodwin, Esq.,
                     General Counsel of Overnite and the Borrower
   Exhibit F-3       Form of Opinion of Marvin Friedland, Esq.,
                     General Counsel of Motor Cargo

                                 CREDIT AGREEMENT dated as of November [ ],
                           2003, among OVERNITE TRANSPORTATION COMPANY, a Virginia corporation (the "Borrower"), OVERNITE CORPORATION, a Virginia corporation ("Overnite"), the Lenders (as defined in Article I), SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders and Issuing Banks, and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as syndication agent (in such capacity, the "Syndication Agent").

     Overnite and the Borrower have requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in
Article I) to the Borrower on the Closing Date, in an aggregate principal amount not in excess of $125,000,000 (subject, after the Closing Date, to the provisions of Section 2.25), and (b) Revolving Loans on the Closing Date and at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $175,000,000 (subject, after the Closing Date, to the provisions of Section 2.24). Overnite and the Borrower have requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, to the Borrower in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $15,000,000. Overnite and the Borrower have requested the Issuing Banks to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $150,000,000 (subject to the definition of the term "L/C Commitment"), for the account of Overnite and its Subsidiaries. The proceeds of the Term Loans to be made on the Closing Date, together with the proceeds of Revolving Loans in an aggregate principal amount of up to $5,000,000 to be made on the Closing Date, are to be used solely to pay the Cash Dividend and to pay fees and expenses related to the Transactions. The proceeds of the Revolving Loans, the Swingline Loans and, if applicable, the Incremental Term Loans are to be used solely for working capital and other general corporate purposes of Overnite and its Subsidiaries.

     The Lenders are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of Overnite and its Subsidiaries on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.05(b).

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 10% or more of any voting class of Equity Interests of the person specified or that is an officer or director of the person specified.

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Facilities:

================================================================================
                                                                  Commitment
                    Ratings           Eurodollar                      Fee
               (Moody's and S&P)        Spread      ABR Spread    Percentage
--------------------------------------------------------------------------------
Category 1     Baa1 or higher and        0.75           --          0.20
                 BBB+ or higher

--------------------------------------------------------------------------------
Category 2        Baa2 and BBB           1.00           --          0.25

--------------------------------------------------------------------------------
Category 3       Baa3 and BBB-           1.50          0.25         0.30

--------------------------------------------------------------------------------
Category 4      Ba1 and BBB- or         1.625         0.375         0.40
                  Baa3 and BB+

--------------------------------------------------------------------------------
Category 5        Ba1 and BB+            1.75          0.50         0.50

--------------------------------------------------------------------------------
Category 6         Ba2 and BB            2.00          0.75         0.50

--------------------------------------------------------------------------------
Category 7     Ba3 or lower or BB-       2.50          1.25         0.50
                   or lower

================================================================================

     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Facilities (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 7; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Facilities shall fall within different Categories one level apart, the Applicable Percentage shall be based on the lower of the two ratings (e.g., Category 2 would apply if the ratings were BBB+ and Baa2); (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Facilities shall fall within different Categories more than one level apart, the Applicable Percentage shall be based on the Category one level above the lower rating (e.g., Category 2 would apply if the ratings were BBB+ and Baa3) and (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Facilities shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Asset Coverage Ratio" shall mean, on any date, the ratio of (a) the sum of
(i) the cash and cash equivalents, (ii) the net accounts receivable, (iii) the net inventories and (iv) the net properties, plant and equipment of Overnite and its consolidated Subsidiaries on such date, in each case which are free of any Liens other than Liens in favor of the Secured Parties and customary set-off rights and banker's liens of depositary institutions (as determined in accordance with GAAP and as shown on the consolidated balance sheet of Overnite on such date) to (b) Total Adjusted Debt on such date.

     "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Overnite or any of the Subsidiaries to any person other than a Loan Party of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of Overnite or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) non-exclusive licenses of intellectual property, sale or discount of overdue accounts in connection with collections, leases or subleases (but not sale and leaseback transactions), in each case made in the ordinary course of business, (iii) assets sold pursuant to a Securitization Transaction and (iv) dispositions between or among Foreign Subsidiaries), provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $1,000,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowing" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in Richmond, Virginia or New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Overnite and its consolidated Subsidiaries that are or are required to be set forth in a consolidated statement of cash flows of Overnite and its consolidated Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Overnite and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property substantially to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

     "Capital Lease" shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Dividend" shall mean the dividends paid on the Closing Date by the Borrower to Overnite, Inc., by Overnite, Inc. to Holding, and by Holding to Union Pacific Corporation, in the aggregate amount of $128,000,000 in cash.

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Overnite; (b) a majority of the seats (other than vacant seats) on the board of directors of Overnite shall at any time become occupied by persons who were neither (i) nominated by the board of directors of Overnite nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to Overnite or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Overnite or any Subsidiary is a party; or (d) Overnite shall cease to own directly or indirectly, 100% of the issued and outstanding Equity Interests of the Borrower.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Term Loan Commitment, an Incremental Term Loan Commitment or a Swingline Commitment.

         "Closing Date" shall mean November [ ], 2003.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Swingline Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated September 2003.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated federal, state or local income taxes paid or accrued (without duplication) for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any non-cash charges (other than the write-down of current assets) for such period and minus (b) without duplication, all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDAR" shall mean, for any period, the sum of (a) Consolidated EBITDA for such period and (b) to the extent deducted in determining Consolidated Net Income for such period, Rent Expense.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of long term Indebtedness of Overnite and the Subsidiaries (other than payments made by Overnite or any Subsidiary to Overnite or a Subsidiary), (c) the aggregate amount of principal payments (other than scheduled principal payments) made during such period in respect of long term Indebtedness of Overnite and the Subsidiaries, to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) Rent Expense for such period, (e) the aggregate amount of Restricted Payments made by Overnite and the Subsidiaries to a person other than a Loan Party during such period and (f) the aggregate amount of Taxes paid in cash by Overnite and the Subsidiaries during such period.

         "Consolidated Interest Expense" shall mean, for any period, the sum of
(a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Overnite and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of Overnite or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Overnite or any Subsidiary with respect to interest rate Hedging Agreements.

         "Consolidated Net Income" shall mean, for any period, the net income or loss of Overnite and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the net income, if positive, of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the net income or loss of any person (other than persons that will become Subsidiaries on the Closing Date) accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Overnite or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Overnite or a wholly owned Subsidiary by such person during such period, (d) any gains or losses attributable to sales of assets out of the ordinary course of business and (e) any extraordinary gains or losses (as determined in accordance with GAAP).

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Section 4.01.

         "Current Assets" shall mean, at any time, the current assets (other than cash and Permitted Investments) of Overnite and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Current Liabilities" shall mean, at any time, the current liabilities of Overnite and the Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans, Swingline Loans and Letters of Credit.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, or requires the payment of any cash dividend, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Environmental Laws" shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

         "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

         "Equity Issuance" shall mean any issuance or sale by Overnite or any Subsidiary of any Equity Interests of Overnite or any such Subsidiary, as applicable, except in each case for (a) any issuance or sale to Overnite or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of Overnite to management or employees of Overnite or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time and (d) the Offering.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Overnite or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Overnite or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by Overnite or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by Overnite or any of its ERISA Affiliates of any notice, or the receipt from any Multiemployer Plan by Overnite or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Overnite or any Subsidiary could be liable; or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of Overnite or any Subsidiary.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year of Overnite, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of Overnite and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by Overnite and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13) made by Overnite and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, and (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year).

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) all or part of its net income by the United States of America or any State or political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or any Issuing Bank, in which its applicable lending office is located or by any political subdivision of any of the foregoing jurisdictions, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office), except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a), (d) any withholding tax that is attributable to a recipient's failure to comply with Section 2.20(e), (e) any backup withholding tax and (f) any Tax imposed by any jurisdiction solely as a result of one or more present or former connections between the Administrative Agent, the relevant Lender, the relevant Issuing Bank or any other relevant recipient and such jurisdiction (other than any such connections arising solely from any such person's having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents).

         "Existing Letters of Credit" shall mean each letter of credit previously issued for the account of the Borrower that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01(a).

         "Facilities" shall mean the revolving credit and term loan facilities provided for under this Agreement.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean the Fee Letter dated August 26, 2003, among the Borrower, Overnite, Credit Suisse First Boston, SunTrust Capital Markets, Inc. and the Administrative Agent.

         "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) Consolidated EBITDAR for such period made during such period to (b) Consolidated Fixed Charges for such period.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean U.S. generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body having jurisdiction over the Administrative Agent, the Lenders, the Issuing Banks, Overnite, the Borrower, any Subsidiaries or any of their respective properties.

         "Granting Lender" shall have the meaning assigned to such term in
Section 9.04(i).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit E, made by Overnite and the Subsidiary Guarantors in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

         "Guarantors" shall mean Overnite and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Holding" shall mean Overnite Holding, Inc., a Delaware corporation.

         "Holding Sale" shall mean the sale by Union Pacific Corporation, on or immediately prior to the Closing Date, of all the issued and outstanding capital stock of Holding to Overnite in exchange for (a) the issuance to Union Pacific Corporation of all the issued and outstanding capital stock of Overnite and (b) a promissory note of Overnite in the aggregate principal amount of $1,000,000.

         "Inactive Subsidiary" shall mean, at any time, any Subsidiary that (a) has consolidated assets of less than $10,000 at such time, (b) has not conducted any business or other operations during the prior 12-month period and (c) has no outstanding Indebtedness at such time.

         "Incremental Revolving Facility Amount" shall mean, at any time the excess, if any, of (a) $50,000,000 over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments established at or prior to such time pursuant to Section 2.25 and (ii) the aggregate increase in the Revolving Credit Commitments established prior to such time pursuant to Section 2.24.

         "Incremental Term Lender" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

         "Incremental Term Loan Amount" shall mean, at any time, the excess, if any, of (a) $50,000,000 over (b) the sum of (i) the aggregate increase in the Revolving Credit Commitments established at or prior to such time pursuant to
Section 2.24 and (ii) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.25.

         "Incremental Term Loan Assumption Agreement" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

         "Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Term Loans to the Borrower.

         "Incremental Term Loan Maturity Date" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "Incremental Term Loan Repayment Dates" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "Incremental Term Loans" shall mean Term Loans made by one or more Lenders to the Borrower pursuant to clause (c) of Section 2.01. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.25 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (but only to the extent of the fair market value of such property),
(g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person as an account party in respect of letters of credit,
(j) all obligations of such person in respect of bankers' acceptances, (k) all obligations of such person in respect of Disqualified Stock and (l) all Securitization Debt of such person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent such Indebtedness is by its terms expressly non-recourse to such person.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investment Grade Standing" shall exist at any time when the Facilities are rated (i) BBB- or better by S&P and Ba1 or better by Moody's or (ii) BB+ or better by S&P and Baa3 or better by Moody's.

         "Issuing Bank" shall mean, as the context may require, (a) SunTrust Bank, in its capacity as the issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other

Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "L/C Commitment" shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.23. The initial aggregate amount of the L/C Commitment is $150,000,000; provided, however, that the L/C Commitment may be (a) reduced at any time and from time to time by the Borrower or (b) increased, at the request of the Borrower and with the written approval of the Issuing Banks, in connection with (and by all or any portion of the amount of) any increase in the Total Revolving Credit Commitment pursuant to
Section 2.24.

         "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit issued (or deemed issued) under
Section 2.23.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn stated amount of all Letters of Credit issued (or deemed issued) pursuant to Section 2.23 and outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "Lenders" shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23 and the Existing Letters of Credit.

         "Leverage Ratio" shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate of interest per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers'

Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for a period equal to such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement the Guarantee Agreement, the Security Documents and any Incremental Term Loan Assumption Agreement.

     "Loan Parties" shall mean the Borrower and the Guarantors.

     "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Overnite and the Subsidiaries, taken as a whole, or (b) a materially adverse effect on the validity or enforceability of any of the Loan Documents or a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Overnite and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Overnite or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Overnite or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

     "Motor Cargo" shall mean Motor Cargo Industries, Inc., a Utah corporation.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable and customary broker's fees or commissions, legal fees, transfer and similar taxes and Overnite's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and
(iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) Overnite shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth Overnite's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Overnite and its Subsidiaries within 180 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes paid and customary fees, commissions, costs and other expenses incurred in connection therewith.

     "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

     "Offering" shall mean the underwritten public offering of up to 100% of the issued and outstanding common stock of Overnite by Union Pacific Corporation pursuant to a registration statement on Form S-1 in accordance with the Securities Act of 1933, as amended, as declared effective by the Securities and Exchange Commission on [ ], 2003.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise similarly with respect to, any Loan Document.

     "Other Term Loans" shall have the meaning assigned to such term in Section 2.25(a).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Acquisition" shall have the meaning assigned to such term in
Section 6.04(g).

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, credit ratings of A1 or better from S&P or P1 or better from Moody's;

     (c) investments in certificates of deposit, banker's acceptances, time deposits and eurodollar time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank or savings and loan association organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and whose short term debt is rated either A1 or better by S&P or P1 or better by Moody's;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

     (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above;

     (f) auction rate preferred stock or bonds rated either AA or better by S&P or Aa2 or better by Moody's;

     (g) tax-exempt securities, including municipal notes, auction rate floaters and floating rate notes, rated at least A1 or better by S&P or P1 or better by Moody's, and maturing within one year from the date of acquisition thereof; and

     (h) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA

Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D, between Overnite, the Subsidiaries party thereto and the Collateral Agent for the ratable benefit of the Secured Parties.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by SunTrust Bank as its prime rate in effect at its principal office in Atlanta, Georgia; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The parties hereto acknowledge that the rate announced publicly by Sun Trust Bank as its Prime Rate is a base rate and shall not necessarily be its lowest or best rate charged.

     "Pro Forma Basis" shall mean, with respect to compliance with any test or covenant hereunder, in connection with or after the occurrence of any Permitted Acquisition or the incurrence of any Indebtedness under Section 6.01(j), compliance with such covenant or test after giving effect to any proposed Permitted Acquisition or incurrence of such Indebtedness (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, are factually supportable and are reasonably expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, and as interpreted by the staff of the Securities and Exchange Commission) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Overnite and its Subsidiaries which shall be reformulated as if such Permitted Acquisition, and any other Permitted Acquisitions that have been consummated during or after the end of the relevant period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions or otherwise after the end of the relevant period had been consummated or incurred, respectively, at the beginning of such period and assuming that any such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average interest rates applicable to outstanding Loans during such period).

     "Pro Forma Compliance" shall mean, at any date of determination, that Overnite and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Sections 6.09, 6.10, 6.11 and 6.12 as of the last day of the most recent fiscal quarter-end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis).

     "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments and Total Revolving Credit Commitment most recently in effect.

     "Register" shall have the meaning assigned to such term in Section 9.04(d).

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

     "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

     "Rent Expense" shall mean, for any period, the aggregate rent expense (both accrued and paid but without duplication) of Overnite and its Subsidiaries for such period in accordance with GAAP, but excluding therefrom (a) any rent expense included in the calculation of Consolidated Interest Expense, (b) any rent expense included in the calculation of Capital Lease Obligations or Synthetic Lease Obligations and (c) aggregate rent expense under lease arrangements of fewer than 365 days' duration (after giving effect to any renewal options).

     "Repayment Date" shall have the meaning given such term in Section 2.11(a)(i), and shall include any Incremental Term Loan Repayment Date.

     "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time.

     "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Overnite or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Overnite or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Overnite or any Subsidiary.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.24 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

         "Revolving Credit Maturity Date" shall mean November [  ], 2008.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01.

         "S&P" shall mean Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Secured Parties" shall have the meaning assigned to such term in the Pledge Agreement.

         "Securitization Debt" shall have the meaning assigned to such term in the definition of the term "Securitization Transaction".

         "Securitization Transaction" shall mean, with respect to any person,
(i) any transfer by such person of accounts receivable, rights to future lease payments or residuals or other financial assets, and related property, or interests therein (a) to a trust, partnership, limited liability company, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities (collectively,

"Securitization Debt") that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable, rights to future lease payments or residuals or other financial assets, and related property, or interests therein, or (b) directly to one or more investors or other purchasers, (ii) the issuance of any Indebtedness of such person secured substantially entirely by accounts receivable, rights to future lease payments or residuals or other financial assets, and related property or (iii) any factoring transaction involving substantially entirely accounts receivable, rights to future lease payments or residuals or other financial assets, and related property.

         "Security Documents" shall mean the Pledge Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.08.

         "SPC" shall have the meaning assigned to such term in Section 9.04(i).

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any direct or indirect subsidiary of Overnite.

         "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee Agreement.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean SunTrust Bank, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.22.

         "Synthetic Lease" shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP (and not accounted for as a Capital Lease under GAAP) and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

         "Synthetic Lease Obligations" shall mean, as to any person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

         "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Overnite or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Overnite or any Subsidiary of any Equity Interest or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest) the amount of which is determined by reference to the price or value at any time of any Equity Interest; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Overnite or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans or Incremental Term Loans.

         "Term Loan Commitment" shall mean (a) with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (i)reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, and (b) any Incremental Term Loan Commitment.

         "Term Loan Maturity Date" shall mean November [  ], 2008.

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Unless the context shall otherwise require, the term "Term Loans" shall include any Incremental Term Loans.

         "Total Adjusted Debt" shall mean, at any time, the total Indebtedness of Overnite and the Subsidiaries at such time determined on a consolidated basis (excluding Indebtedness of the type described in clauses (f) and (h) of the definition of such term).

         "Total Debt" shall mean, at any time, the sum of (a) the total Indebtedness of Overnite and the Subsidiaries at such time determined on a consolidated basis and (b) the product of (i) the Rent Expense of Overnite and its Subsidiaries on a consolidated basis for the immediately preceding four fiscal quarters multiplied by (ii) 8.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $175,000,000.

         "Transactions" shall mean, collectively, (a) the execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is to be a party and, in the case of the Borrower, the making of the initial Borrowings hereunder, (b) the Holding Sale, (c) the consummation of the Offering, (d) the payment of the Cash Dividend, (e) the forgiveness by Holding of a net intercompany receivable from Union Pacific Corporation in the amount of approximately $196,500,000, and (f) the payment of related fees and expenses.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

         SECTION 1.04. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition occurs as permitted pursuant to the terms hereof, for purposes of determining compliance or Pro Forma Compliance with the covenants set forth in Sections 6.10, 6.11 and 6.12 the Fixed Charge Coverage Ratio, the Leverage Ratio and the Asset Coverage Ratio shall be calculated with respect to such periods and such Permitted Acquisition on a Pro Forma Basis.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, and (c) if such Lender has any Incremental Term Loan Commitment, to make Incremental Term Loans to the Borrower, in a principal amount not to exceed its Incremental Term Loan Commitment. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except with respect to any Incremental Term Loan Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 11:00 a.m., Eastern time, and the Administrative Agent shall promptly transfer the amounts so received to the account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

     (f) If an Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Eastern time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), Eastern time, on any day, not later than 10:00 a.m., Eastern time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to
Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Eastern time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Eastern time, on the same Business Day as the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to each Lender, through the Administrative Agent, (i) the principal amount of each Term Loan of such Lender as provided in
Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administration fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to
Section 2.06, and (ii) to each Issuing Bank, with respect to each Letter of Credit issued by it, a fronting fee, on the last Business Day of March, June, September and December which shall accrue at the rate of 0.125% per annum on the daily amount of the L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all the Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all the Lenders shall have been terminated), as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Banks. Except for errors in the calculation thereof, once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (c) Interest on each Loan shall be payable to the applicable Lenders, through the Administrative Agent, on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Agreements shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the Lenders of the relevant Class of making or maintaining their Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., Eastern time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., Eastern time, on November 30, 2003, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice (or telephonic notice promptly confirmed by written notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving

Credit Exposure at the time. Any such termination or reduction will be without premium or penalty, subject to the provisions of Section 2.16.

         (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of termination of the Commitments of any Class, all accrued and unpaid Commitment Fees relating to such Class so terminated or reduced accrued to but excluding the date of such termination.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), Eastern time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., Eastern time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., Eastern time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

              (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

              (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

              (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

              (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

              (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause

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

shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

              (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

              (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

      Date                                      Amount
      ----                                      ------

      March 31, 2004                          $3,125,000
      June 30, 2004                           $3,125,000

      September 30, 2004                      $ 3,125,000
      December 31, 2004                       $ 3,125,000
      March 31, 2005                          $ 3,125,000
      June 30, 2005                           $ 3,125,000
      September 30, 2005                      $ 3,125,000
      December 31, 2005                       $ 3,125,000
      March 31, 2006                          $ 4,687,500
      June 30, 2006                           $ 4,687,500
      September 30, 2006                      $ 4,687,500
      December 31, 2006                       $ 4,687,500
      March 31, 2007                          $ 7,812,500
      June 30, 2007                           $ 7,812,500
      September 30, 2007                      $ 7,812,500
      December 31, 2007                       $ 7,812,500
      March 31, 2008                          $12,500,000
      June 30, 2008                           $12,500,000
      September 30, 2008                      $12,500,000
      Term Loan Maturity Date                 $12,500,000

              (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

         (b) In the event and on each occasion that any Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable in each year shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

         (c) To the extent not previously paid, all Term Loans and Incremental Term Loans shall be due and payable on the Term Loan Maturity Date and the Incremental Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephonic notice promptly confirmed by written notice) to the Administrative Agent given prior to 11:00 a.m., Eastern time, at least three Business Days prior to the proposed prepayment of any Eurodollar Loan, or written or telecopy notice (or telephonic notice promptly confirmed by written notice) to the Administrative

Agent given prior to 10:00 a.m., Eastern time, on the Business Day of any proposed prepayment of an ABR Loan; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Optional prepayments of Term Loans shall be allocated pro rata between the Term Loans and the Other Term Loans, if any, and applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans and the Other Term Loans.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.16 but shall otherwise be made without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment; provided, however, that in the case of a prepayment of an ABR Revolving Loan or a Swingline Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan or Swingline Loan.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit. If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof).

         (b) Subject to the last sentence of Section 2.13(g), not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds thereof received by Overnite or any Subsidiary with respect thereto to prepay outstanding Loans in accordance with Section 2.13(g).

         (c) Subject to the last sentence of Section 2.13(g), in the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply an amount equal to 50% of the Net Cash Proceeds thereof received by Overnite or any Subsidiary with respect thereto to prepay outstanding Loans in accordance with
Section 2.13(g).

         (d) Subject to the last sentence of Section 2.13(g), no later than the earlier of (i) 90 days after the end of each fiscal year of Overnite (commencing with the fiscal year ending on December 31, 2004), and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended.

     (e) Subject to the last sentence of Section 2.13(g), in the event that Overnite or any Subsidiary shall receive Net Cash Proceeds from the consummation of any Securitization Transaction (or, after the consummation of any Securitization Transaction, any increase in the size thereof), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by Overnite or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(g).

     (f) In the event that Overnite or any Subsidiary shall receive Net Cash Proceeds from the incurrence of Indebtedness for borrowed money (other than Indebtedness permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by Overnite or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.13(g).

     (g) Mandatory prepayments of outstanding Loans under this Agreement shall be allocated first, pro rata among the then outstanding Term Loans and Other Term Loans, if any, and applied pro rata against the remaining scheduled installments of principal due in respect of Term Loans and Other Term Loans under Sections 2.11(a)(i) and (ii), respectively, and second, after the payment in full of all Term Loans, to the prepayment of Swingline Loans and Revolving Loans (with no mandatory reduction on the Revolving Credit Commitments). Notwithstanding the foregoing, no prepayment of Loans shall be required under
Section 2.13(b), (c), (d) or (e) if, at the time such prepayment otherwise would be required to be made, the Facilities have an Investment Grade Standing.

     (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Banks pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or such Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

         (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

         (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (a) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (b) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (c) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this sentence being called a "Breakage Event"). In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

     SECTION 2.17. Pro Rata Treatment. Except as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or the L/C Participation Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Loans and L/C Exposure then outstanding as the amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Overnite expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may, subject to the provisions of Section 9.06, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower or any other Loan Party to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), Eastern time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Banks, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at its offices at 303 Peachtree Street, N.E., Atlanta, GA 30308.

     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (except to the extent arising from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing
Bank), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, an Issuing Bank or by the Administrative Agent on its behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error; provided, however that any demand by the Administrative Agent, any Lender or any Issuing Bank hereunder shall be made no later than 120 days after the earlier of: (1) the date on which the Administrative Agent, such Lender or such Issuing Bank pays such Indemnified Taxes or Other Taxes or (2) the date on which the relevant Governmental Authority makes written demand for payment of such Indemnified Taxes or Other Taxes.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Lender or Issuing Bank that is entitled to an exemption from or reduction of withholding tax (including backup withholding tax) under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or Governmental Authority, such properly completed and executed documentation prescribed by applicable law or Governmental Authority or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.

     (f) If the Administrative Agent or a Lender or an Issuing Bank receives a refund of, or receives an actual economic benefit from the utilization of any credit against, any Taxes or Other Taxes in respect of any Indemnified Taxes or Other Taxes for which it has received an indemnity payment from (or an additional amount has been paid by) the Borrower, the Administrative Agent or such Lender or such Issuing Bank shall within 60 days from the date of such receipt pay over, without duplication, the amount of such refund or benefit to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower under this Section 2.20 with respect to such Indemnified Taxes or Other Taxes giving rise to such refund or credit, net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender or such Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund)), provided that the Borrower (upon written request of the Administrative Agent or such Lender or such Issuing
Bank) agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or Issuing Bank (i) in the event the Administrative Agent or such Lender or such Issuing

Bank is required to repay such refund to such Governmental Authority or (ii) in the event that an adjustment by such Governmental Authority or any change in the Administrative Agent's, such Lender's or such Issuing Bank's tax position or tax circumstances reduces the actual economic benefit from the utilization of such credit received by such Administrative Agent, Lender or Issuing Bank, as the case may be. Nothing in this paragraph shall be construed to require the Administrative Agent or any Lender or any Issuing Bank to make available to the Borrower any tax return or other information that the Administrative Agent or such Lender or such Issuing Bank deems to be confidential or proprietary. In addition, whether the Administrative Agent, a Lender or an Issuing Bank has received a refund or utilized any credit described above, and the amount of any actual economic benefit received from any such utilization, shall be determined by the Administrative Agent, Lender or Issuing Bank, as appropriate. The parties agree that, for purposes of determining whether the Administrative Agent, any Lender or Issuing Bank, as the case may be, has utilized any credit against Tax described in this paragraph, any provision of applicable law regarding the order or timing of utilization of credits against Tax shall be given effect and that, if any such provision of applicable law deems credits of any type or class to be utilized before or after credits of another type or class and any such type or class includes credits described in this paragraph, then any credits described in this paragraph will be deemed not to have been utilized until after all other credits of such type or class are utilized. For the avoidance of doubt, the parties agree that, to the extent utilization of any credit against Tax gives rise to both an actual economic benefit and a refund, this paragraph shall require the Administrative Agent, any Lender or Issuing Bank to pay over to the Borrower with respect to such utilization only the amount of such economic benefit, but not any other amount in respect of such refund.

     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) pursuant to
Section 2.20 the Borrower is required to pay any additional amount (including any tax indemnity payment) to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) if the assignee is not another Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or affected Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14, Section 2.16 and Section 2.20); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or such Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver or other modification, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this Section 2.21(a).

     (b) If (i) any Lender or any Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in
Section 2.15 or (iii) pursuant to Section 2.20, the Borrower is required to pay any additional amount (including any tax indemnity payment) to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or
(y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses actually incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

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

     SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $15,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loans. The Borrower shall notify the Swingline Lender by telecopy, or by telephone (confirmed by telecopy), not later than 10:00 a.m., Eastern time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which proceeds of such Swingline Loan should be transferred. The Swingline Lender shall promptly make each Swingline Loan by wire transfer to the account specified by the Borrower in such request.

     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, without premium or penalty, upon giving written or telecopy notice (or telephonic notice promptly confirmed by written notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), Eastern time on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01.

     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

     (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Eastern time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

     SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account or for the account of Overnite or any of its wholly owned Subsidiaries (in which case the Borrower and Overnite or such wholly owned Subsidiary, as the case may be, shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Such Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit (and any amendments, renewals or extensions thereof) to the Administrative Agent. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed the L/C Commitment and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, effective upon the Closing Date). In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent (or directly to such Issuing Bank, with concurrent notice to the Administrative Agent) an amount equal to such L/C Disbursement not later than 2:00 p.m., Eastern time, on the Business Day that the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., Eastern time, on any Business Day, not later than 10:00 a.m., Eastern time, on the immediately following Business Day.

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

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

         (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

         (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Banks, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the Issuing Banks, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) such Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of any Issuing Bank.

     (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

     (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the applicable Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such resignation or removal shall become effective and such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing

Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the ratable benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date; provided, however, that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Overnite or the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and shall invest such deposits in Permitted Investments as directed by the Borrower. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, all funds on deposit (including interest and profits) (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

     SECTION 2.24. Increase in Revolving Credit Commitments. (a) The Borrower may, by written notice to the Administrative Agent, request that the Total Revolving Credit Commitment be increased by an amount not to exceed the Incremental Revolving

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Facility Amount at such time. Upon the receipt of such request by the
Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Revolving Credit Lender. Such notice shall set forth the amount of the requested increase in the Total Revolving Credit Commitment (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Facility Amount) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Revolving Credit Maturity Date), and shall offer each Revolving Credit Lender the opportunity to increase its Revolving Credit Commitment by its Pro Rata Percentage of the proposed increased amount. Each Revolving Credit Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 Business Days after the date of the Administrative Agent's notice, either agree to increase its Revolving Credit Commitment by all or a portion of the offered amount (each Revolving Credit Lender so agreeing being an "Increasing Revolving Lender") or decline to increase its Revolving Credit Commitment (and any Revolving Credit Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Revolving Credit Commitment) (each Revolving Credit Lender so declining or being deemed to have declined being a "Non-Increasing Revolving Lender"). In the event that, on the 10th Business Day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Revolving Credit Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Credit Commitments by an aggregate amount less than the increase in the Total Revolving Credit Commitment requested by the Borrower, the Borrower may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause (a) being called an "Augmenting Revolving Lender"), which may include any Lender, to extend Revolving Credit Commitments or increase their existing Revolving Credit Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Revolving Credit Lender hereunder, shall be subject to the approval of the Administrative Agent, the Swingline Lender and the Issuing Banks (which approvals shall not be unreasonably withheld) and the Borrower and each Augmenting Revolving Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Revolving Credit Commitment and/or its status as a Revolving Credit Lender hereunder. Any increase in the Total Revolving Credit Commitment may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.

     (b) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Total Revolving Credit Commitment pursuant to this Section 2.24, the outstanding Revolving Loans (if any) are held by the Revolving Credit Lenders in accordance with their new Pro Rata Percentages. This may be accomplished at the discretion of the Administrative Agent (i) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Credit Borrowing, (ii) by causing Non-Increasing Revolving Lenders to assign portions of their outstanding Revolving

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Loans to Increasing Revolving Lenders and Augmenting Revolving Lenders, or (iii)
by any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 2.16, but otherwise without premium or penalty.

     (c) Notwithstanding the foregoing, no increase in the Total Revolving Credit Commitment (or in the Revolving Credit Commitment of any Revolving Credit Lender) or addition of a new Revolving Credit Lender shall become effective under this Section 2.24 unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Overnite, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Revolving Credit Lenders) legal opinions and board resolutions consistent with those delivered on the Closing Date under clauses (a), and (c)(ii)(B) of Section 4.02.

     SECTION 2.25. Increase in Term Loan Commitments. (a) The Borrower may, by written notice to the Administrative Agent, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Term Loans or commitments to make term loans with terms different from the Term Loans ("Other Term Loans").

     (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the interest rate spreads in respect of any Other Term Loans shall not exceed by more than 1/4 of 1% the Applicable Percentage for the Term Loans, (ii) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date and (iii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the

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

extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby.

     (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.25 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section
4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Overnite, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions and board resolutions consistent with those delivered on the Closing Date under clauses (a) and (c)(ii)(B) of Section 4.02.

     (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

                                   ARTICLE II
                         Representations and Warranties

     Each of Overnite and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

     SECTION 3.01. Organization; Powers. Overnite, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Overnite or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument evidencing Material Indebtedness to which Overnite or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or

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

lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Overnite or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Overnite and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the Transactions, except such as have been made or obtained and are in full force and effect, and except registration of the shares of common stock of Overnite to be issued in connection with the Offering as may be required by the Blue Sky laws of the various states in connection with the offer and sale of such shares.

     SECTION 3.05. Financial Statements. (a) Holding has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, stockholder's equity and cash flows (i) as of and for the two fiscal years ended December 31, 2002 and December 31, 2001, each audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent public accountants,
(ii) as of and for each fiscal quarter subsequent to December 31, 2002, ended 30 days before the Closing Date, certified by its chief financial officer and (iii) as of and for each fiscal month subsequent to the date of the most recent unaudited quarterly financial statements furnished under clause (ii) ended 30 days before the Closing Date. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Holding and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holding and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) Overnite has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and statements of income and cash flows as of [September 30, 2003], prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by Overnite, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Overnite on the date hereof and on the Closing Date to be reasonable), are based on the best information available to Overnite as

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

of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects on a pro forma basis the estimated consolidated financial position of Overnite and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

     SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, results of operations or condition, financial or otherwise, of Overnite and the Subsidiaries, taken as a whole since December 31, 2002.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Overnite and the Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

     (b) Each of Overnite and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such material leases are in full force and effect. Each of Overnite, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Overnite therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Overnite, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

     SECTION 3.09. Litigation; Compliance with Laws. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Overnite or the Borrower, threatened against or affecting Overnite, the Borrower or any other Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) None of Overnite, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. None of Overnite, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other

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agreement or instrument evidencing Material Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) None of Overnite, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Overnite, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Tax Returns. Each of Overnite, the Borrower and the Subsidiaries has filed or caused to be filed all Federal and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes shown as due and payable by it and such returns and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Overnite, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP. All such tax returns were complete and correct in all material respects.

     SECTION 3.14. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Overnite or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Overnite and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.15. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code (with respect, and as its provisions relate, to the Plans) and the regulations and published interpretations thereunder. Each of the Borrower and its

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ERISA Affiliates has made all required contributions under the Multiemployer
Plans and does not have any unsatisfied liability for the termination of or withdrawal from a Multiemployer Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under all Plans (based on the assumptions used to fund such Plans) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of such Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.16. Environmental Matters. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Overnite, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.17. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Overnite and the Borrower or by Overnite for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Overnite and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.18. Security Documents. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

     SECTION 3.19. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Overnite, the Borrower or any Subsidiary pending or, to the knowledge of Overnite or the Borrower, threatened. The hours worked by and payments made to employees of Overnite, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Overnite, the Borrower or any Subsidiary, or for which any claim may be made against Overnite, the Borrower or any Subsidiary, on account of wages and employee health and

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

welfare insurance and other benefits, have been paid or accrued as a liability on the books of Overnite, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Overnite, the Borrower or any Subsidiary is bound.

                                   ARTICLE IV

                              Conditions of Lending

     The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).

     (b) The representations and warranties set forth in Article III hereof (other than the representation and warranty set forth in Section 3.06 in the case of Borrowings made or Letters of Credit issued, amended, renewed or extended, as applicable, after the Closing Date, at any time during which the Facilities are rated BBB- or better by S&P and Baa3 or better by Moody's) and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such specified date.

     (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Overnite on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     SECTION 4.02. First Credit Event. On the Closing Date:

     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, written opinions of each of (i) Hunton & Williams LLP, counsel for

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Overnite and the other Loan Parties, substantially to the effect set forth in
Exhibit F-1, (ii) Mark Goodwin, Esq., General Counsel of Overnite and the Borrower, substantially to the effect set forth in Exhibit F-2, and (iii) Marvin Friedland, Esq., General Counsel of Motor Cargo, substantially to the effect set forth in Exhibit F-3, each (i) dated the Closing Date, (ii) addressed to the Issuing Banks, the Administrative Agent and the Lenders, and (iii) covering such other matters relating to the Loan Documents and the Transactions as the Syndication Agent and the Administrative Agent shall reasonably request, and Overnite and the Borrower hereby request such counsel to deliver such opinions.

     (b) All legal matters incident to this Agreement and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Banks, to the Syndication Agent and to the Administrative Agent and, to the extent requested, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

     (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or equivalent authority) of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date reasonably close to the Closing Date, from such Secretary of State (or equivalent authority); (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Administrative Agent or its counsel may reasonably request.

     (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Overnite, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

     (e) The Administrative Agent shall have received all Fees and other amounts due and payable to the Administrative Agent, the Syndication Agent and the Lenders on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

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     (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests of the Borrower and the other Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such Equity Interests, to the extent such Equity Interests are evidenced by certificated securities, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to Overnite or the Borrower, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the Equity Interests of any of its Subsidiaries.

     (g) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which Overnite, the Borrower and the Subsidiaries may be subject after giving effect to the transactions, and with the plans of Overnite, the Borrower and the Subsidiaries with respect thereto.

     (h) The Guarantee Agreement shall have been duly executed by the Loan Parties and delivered to the Collateral Agent and shall be in full force and effect.

     (i) The Offering and the other Transactions shall have been consummated, or shall be consummated substantially simultaneously with the first Credit Event.

     (j) The Lenders shall have received the audited and unaudited financial statements referred to in Section 3.05, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

     (k) After giving effect to the Transactions and the other transactions contemplated hereby, Overnite and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and Letters of Credit hereunder and (ii) the Indebtedness listed on Schedule 6.01.

     (l) All requisite Governmental Authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (except for the registration of the shares of common stock of Overnite to be issued in connection with the Offering as may be required by the Blue Sky laws of the various states in connection with the offer and sale of such shares), all applicable appeal periods shall have expired and there shall not be any pending or, to the knowledge of Overnite or the Borrower, overtly threatened litigation, governmental, administrative or judicial action that could reasonably be expected to prevent or impose materially burdensome conditions on the Transactions.

     (m) Immediately after giving effect to the Transactions and the other transactions contemplated hereby to occur on the Closing Date, the Leverage Ratio shall not be greater than 3.25 to 1.0.

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                                    ARTICLE V

                              Affirmative Covenants

     Each of Overnite and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Overnite and the Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, including Environmental Laws, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, and including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     SECTION 5.03. Obligations and Taxes. Pay its Material Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Lien permitted by Section 6.02) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such

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tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

       SECTION 5.04. Financial Statements, Reports, etc. In the case of Overnite, furnish to the Administrative Agent (with sufficient copies for each Lender):

       (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows showing the financial condition of Overnite and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing selected by Overnite and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Overnite and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

       (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income, stockholders' equity and cash flows showing the financial condition of Overnite and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified on behalf of Overnite by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Overnite and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

       (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the Financial Officer of Overnite
(i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.09, 6.10, 6.11 and 6.12 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth Overnite's calculation of Excess Cash Flow (if any payment would be required under Section 2.13(d));

       (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Overnite, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental

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Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

       (e) promptly, following a request by any Lender, provide all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

       (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Overnite, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.

       SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (with sufficient copies, as applicable, for each Issuing Bank and each Lender), promptly after obtaining knowledge of the same, written notice of the following:

       (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

       (b) the filing or commencement of, or any overt threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Overnite, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

       (c) any change in the ratings by S&P or Moody's of the Facilities;

       (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred and for which the Borrower and any ERISA Affiliate have any liability, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000; and

       (e) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

       SECTION 5.06. Maintaining Records; Access to Properties and Inspections.
(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of any Governmental Authority having jurisdiction over it or its respective properties are made of all dealings and transactions in relation to its business and activities.

       (b) Permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Overnite, the Borrower or any Subsidiary at reasonable times and with reasonable prior notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Overnite, the Borrower or any

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Subsidiary with the officers thereof and independent accountants therefor;
provided, however, that unless an Event of Default shall have occurred and be continuing, the Borrower shall not be required to reimburse the expenses of more than two such visits per calendar year.

       SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement and use the proceeds of any Incremental Term Loan only for the purposes set forth in the related Incremental Term Loan Assumption Agreement.

       SECTION 5.08. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Overnite will cause any subsequently acquired or organized Domestic Subsidiary other than any Inactive Subsidiary to execute the Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent (for the ratable benefit of the Secured Parties).

                                   ARTICLE VI

                               Negative Covenants

       Each of Overnite and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Overnite nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

       SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

       (a) Indebtedness existing on the date hereof and set forth in Schedule
6.01 and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

       (b) Indebtedness created hereunder and under the other Loan Documents;

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       (c) intercompany Indebtedness of Overnite and the Subsidiaries to the
extent permitted by Section 6.04(c), and ordinary course intercompany liabilities incurred in connection with cash management operations;

       (d) Indebtedness of Overnite or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $50,000,000 at any time outstanding;

       (e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $50,000,000 at any time outstanding;

       (f) Indebtedness under performance, bid, surety, statutory or appeal bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

       (g) Indebtedness of any Subsidiary that exists at the time such person becomes a Subsidiary and that was not incurred in contemplation of or in connection with the acquisition by Overnite or a Subsidiary of such person, in an aggregate principal amount not in excess of $50,000,000 at any time outstanding;

       (h) Securitization Debt in an aggregate amount not greater than $150,000,000 outstanding at any time;

       (i) other Indebtedness of Overnite or the Subsidiaries in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; and

       (j) in addition to Indebtedness permitted by paragraphs (a) through (i) above (in each case without regard to the limitations set forth therein), other Indebtedness of any Loan Party incurred at any time that the Facilities have an Investment Grade Standing so long as at the time thereof and immediately after giving effect to the incurrence thereof (i) no Event of Default or Default shall have occurred and be continuing, and (ii) Overnite would be in Pro Forma Compliance.

       SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

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       (a) Liens on property or assets of Overnite and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;

       (b) any Lien created under the Loan Documents;

       (c) any Lien existing on any property or asset prior to the acquisition thereof by Overnite or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of Overnite or any Subsidiary;

       (d) Liens securing Securitization Debt incurred pursuant to Section 6.01(h); provided that such Liens attach only to the assets transferred in connection with, or forming part of, such Securitization Transactions and/or the Equity Interests of any special purpose entity to which such assets are transferred;

       (e) Liens imposed by Governmental Authorities for taxes, assessments or other charges not yet due and payable or subject to penalty or which are being contested in good faith in compliance with Section 5.03;

       (f) carriers', warehousemen's, workmen's, mechanics', materialmen's, repairmen's suppliers', landlord's or other like Liens arising by operation of law, imposed by statute or arising pursuant to customary reservations or retentions of title arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

       (g) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

       (h) deposits to secure the performance of tenders, sales, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, customs, performance or return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business or required by law;

       (i) zoning restrictions, easements, utility easements, licenses, covenants, rights-of-way, defects or irregularities in title, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), assessment district or similar Liens in connection with municipal financing, building restrictions or restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Overnite or any of its Subsidiaries;

       (j) purchase money liens or security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by

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

Overnite or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such liens or security interests do not apply to any other property or assets of Overnite or any Subsidiary;

     (k) Liens arising in respect of Capital Lease Obligations and Synthetic Lease Obligations permitted under Section 6.01(e); provided that such Liens apply only to the property that is the subject of the related Capital Lease Obligation or Synthetic Lease Obligation;

     (l) Liens arising out of judgments or awards not constituting an Event of Default under paragraph (i) of Article VII;

     (m) bankers' liens and rights of setoff with respect to customary depositary arrangements entered into in the ordinary course of business;

     (n) Liens of sellers of goods under Article 2 of the Uniform Commercial Code (the "UCC") as in effect in any jurisdiction applicable to Overnite or any of the Subsidiaries or their respective properties or assets;

     (o) Liens of a collection bank under Section 4-210 of the UCC; and

     (p) other Liens that do not, individually or in the aggregate, secure obligations or Indebtedness (or encumber property with a fair market value) in excess of $25,000,000 at any one time.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (ii) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, respectively.

     SECTION 6.04. Investments, Loans and Advances. At any time that the Facilities do not have an Investment Grade Standing, purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

     (a) (i) investments by Overnite and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Overnite and the Subsidiaries in the Equity Interests of the Borrower and the

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Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in Section 4.02(f)) and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Subsidiaries that are not Loan Parties shall not exceed $15,000,000 at any time outstanding;

     (b) Permitted Investments;

     (c) loans or advances made by Overnite to any Subsidiary and made by any Subsidiary to Overnite or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

     (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (e) Overnite and the Subsidiaries may make loans and advances in the ordinary course of business and consistent with past practice to their respective employees, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

     (f) Overnite and the Subsidiaries may enter into Hedging Agreements in the ordinary course of business that are not speculative in nature;

     (g) Overnite or any Subsidiary may acquire all or substantially all of the assets of a person or line of business of such person, or not less than 100% of the Equity Interests of a person (referred to herein as the "Acquired Entity"); provided, that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests, or proxy contest initiated, by Overnite or any Subsidiary; (ii) the Acquired Entity shall be in a similar line of business as that of Overnite and its Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) Overnite and its Subsidiaries would be in Pro Forma Compliance, as evidenced by a certificate of a Financial Officer of Overnite which shall have been prepared in good faith and based on reasonably detailed written assumptions; (C) after giving effect to such acquisition, there must be at least $50,000,000 of unused and available Revolving Credit Commitments; and (D) the aggregate of the consideration paid in connection with such acquisition and any related acquisitions pursuant to this Section 6.04(h) (including any deferred purchase price and any Indebtedness of the Acquired Entity that is assumed by Overnite or any Subsidiary following such acquisition) shall not in the aggregate exceed $100,000,000 in any fiscal year or $250,000,000 in the aggregate (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(h) being referred to herein as a "Permitted Acquisition"); and

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     (h) in addition to investments permitted by paragraphs (a) through (g)
above, additional investments, loans and advances by Overnite and the Subsidiaries (other than investments, loans and advances to Foreign Subsidiaries) so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (h) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $10,000,000 in the aggregate.

     SECTION 6.05. Mergers, Consolidations and Sales of Assets. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of Overnite and the Subsidiaries, except that (i) any Subsidiary may sell inventory in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than Overnite, the Borrower or a wholly owned Subsidiary receives any consideration (provided that if any party to such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party) and (z) Overnite or any Subsidiary may make any investment permitted by Section 6.04.

     (b) At any time that the Facilities do not have an Investment Grade Standing, engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash,
(ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $50,000,000 in any fiscal year or (ii) $100,000,000 in the aggregate.

     (c) Engage in any Securitization Transaction except pursuant to Section 6.01(h).

     SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) At any time that the Facilities do not have an Investment Grade Standing, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement) or incur any obligation (contingent or otherwise) to do so; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders and (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, (x) Overnite may declare and pay dividends on its Equity Interests in the form of Equity Interests, (y) Overnite may repurchase its Equity Interests owned by employees of Overnite or the Subsidiaries or make payments to employees of Overnite, or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such

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

employees in an aggregate amount not to exceed $5,000,000 in any fiscal year and(z) Overnite or any Subsidiary may make other Restricted Payments in an aggregate amount not to exceed $25,000,000 in any fiscal year.

     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, materially restricts or imposes any burdensome condition upon
(i) the ability of Overnite or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or
(ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Overnite or any other Subsidiary or to Guarantee Indebtedness of Overnite or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder,
(D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness, Capital Lease Obligations or Synthetic Lease Obligations permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or subject to such lease, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to customary restrictions and conditions contained in agreements effecting Securitization Transactions, to the extent such restrictions and conditions relate to the assets transferred in connection with, or subject to, such Securitization Transactions and/or the Equity Interests of any special purpose entity to which such assets are transferred, (G) the foregoing shall not apply to provisions contained in agreements existing on the date hereof and identified on Schedule 6.06(b) and
(H) clause (i) of the foregoing shall not apply to restrictions or conditions contained in agreements governing Indebtedness issued at any time that the Facilities have an Investment Grade Standing if such provisions require only that such Indebtedness be secured equally and ratably by Liens granted after the date thereof to secure the Obligations.

     SECTION 6.07. Transactions with Affiliates. Except for transactions by or among Loan Parties and for the consummation of the Transactions, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that Overnite or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not materially less favorable to Overnite or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

     SECTION 6.08. Business of Overnite, Borrower and Subsidiaries. (a) With respect to Overnite, engage in any material business activities or have any material assets or material liabilities other than its direct or indirect ownership of the Equity Interests of the Subsidiaries and liabilities incidental thereto, including its

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

liabilities pursuant to this Agreement, the Guarantee Agreement and the Security Documents.

     (b) With respect to the Subsidiaries, engage at any time in any material business or material business activity other than the business currently conducted by them and business activities reasonably incidental thereto.

     SECTION 6.09. Capital Expenditures. At any time that the Facilities do not have an Investment Grade Standing, permit the aggregate amount of Capital Expenditures made by Overnite and the Subsidiaries in any calendar year set forth below to exceed the amount set forth below for such year:


                  Year                   Amount
                  ----                   ------

                  2003                $ 75,000,000
                  2004                  95,000,000
                  2005                 100,000,000
                  2006                 117,500,000
                  2007                 125,000,000
                  2008                 130,000,000

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2005, shall be increased (but not decreased) by (a) the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less (b) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.

     SECTION 6.10. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period (commencing with the fiscal quarter ending as of December 31, 2003), to be less than 1.85 to 1.0.

     SECTION 6.11. Maximum Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter (commencing with the fiscal quarter ending as of December 31, 2003) ending during any period set forth below to exceed the ratio set forth opposite such period below:


                 Period                       Ratio
                 ------                       -----

         Closing Date through
         and including
         September 30, 2006                 3.25 to 1.0

         Thereafter                         3.00 to 1.0

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     SECTION 6.12. Minimum Asset Coverage Ratio. Permit the Asset Coverage Ratio
as of the last day of any fiscal quarter (commencing with the fiscal quarter ending as of December 31, 2003) to be less than 2.25 to 1.0.

                                   ARTICLE VII

                                Events of Default

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made by any Loan Party in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by or at the request of any Loan Party in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

     (d) default shall be made in the due observance or performance by Overnite, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.07 or in Article VI;

     (e) default shall be made in the due observance or performance by Overnite, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

     (f) Overnite, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (beyond the applicable grace period with respect thereto, if any), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this

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

clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary), or of a substantial part of the property or assets of Overnite, the Borrower or a Subsidiary (other than an Inactive Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Overnite, the Borrower or a Subsidiary (other than an Inactive Subsidiary) or (iii) the winding-up or liquidation of Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of the property or assets of Overnite, the Borrower or any Subsidiary (other than an Inactive Subsidiary),
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments shall be rendered against Overnite, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Overnite, the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $10,000,000 or (ii) is for injunctive relief (other than any temporary restraining order) and could reasonably be expected to result in a Material Adverse Effect;

     (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and for which the Borrower and any ERISA Affiliate have any liability, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000;

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

     (k) any Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under its Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

     (l) any security interest purported to be created by any Security Document shall (other than in accordance with its terms) cease to be, or shall be asserted by the Borrower or any other Loan Party in writing not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the property covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement; or

     (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Overnite or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Overnite or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

     Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents") its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan

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

Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Overnite, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

     Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Overnite, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Overnite, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any

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

liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), to appoint a successor; provided, however, that the consent of the Borrower shall not be required for any such appointment during the continuance of any Event of Default. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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                                   ARTICLE IX

                                  Miscellaneous

     SECTION 1.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or Overnite, to it at 1000 Semmes Avenue, Richmond, VA 23224, Attention of Patrick Hanley (Telecopy No.
         );

          (b) if to the Administrative Agent, to SunTrust Bank, 919 E. Main Street, 22/nd/ Floor Richmond, VA 23219, Attention of Deborah S. Armstrong
     (Telephone No.      , Telecopy No.      ), with a copy to
     SunTrust Bank, Agency Services, at 303 Peachtree Street, N.E., 25/th/ Floor, Atlanta, GA 30308, Attention of Greg Ponder (Telecopy No.
         );

          (c) if to SunTrust Bank as the Issuing Bank, to SunTrust Bank, 25 Park Place, N.E. mail code 3706, Atlanta, GA 30303, Attention of Jon Conley
     (Telecopy No.      );

          (d) if to the Swingline Lender, to SunTrust Bank, Agency Services, 303 Peachtree Street, N.E., 25/th/ Floor, Atlanta, GA 30308, Attention of Greg
     Ponder (Telecopy No.      );

          (e) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

          (f) if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01. As agreed to among Overnite, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person. Overnite, the Borrower, the Administrative Agent, any Issuing Bank and any Lender may each change the address or e-mail address for service of notice and other communications by a notice in writing to the other parties hereto.

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     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Overnite herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Overnite, the Administrative Agent and the Syndication Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Overnite, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, however, that the consent of the Borrower shall not be required for any such assignment during the continuance of any Event of Default, and (y) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Class of Commitments or Loans assigned, (iii) the parties to each such

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

assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000 (unless such fee is waived by the Administrative Agent) payable by the assignor or the assignee and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax documentation (whether pursuant to Section 2.20(e) or otherwise reasonably requested by the Administrative Agent or the Borrower). Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Overnite or any Subsidiary or the performance or observance by Overnite or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral

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

Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire (and all applicable tax documentation) completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if any, and, if required, the written consent of the Borrower, the Swingline Lender, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt concurrent notice thereof to the Syndication Agent. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged (including its Revolving Credit Commitment, if any), (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any

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scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or substantially all of the Collateral).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

     (h) Any Lender may (without the consent of the Borrower or the Administrative Agent) at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender (including, if such Lender is a fund that invests in bank loans, to a trustee for holders of obligations owed, or securities issued, by such fund); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto and any foreclosure or exercise of remedies by such assignee or trustee shall be subject to the provisions of this Section 9.04 regarding assignments in all respects

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a

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portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

     (j) Neither Overnite nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

     SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Overnite agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Collateral Agent, the Issuing Banks and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Syndication Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, the Syndication Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Syndication Agent, the Collateral Agent or any Lender.

     (b) The Borrower and Overnite agree, jointly and severally, to indemnify the Administrative Agent, the Syndication Agent, the Collateral Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses (other than lost profits, business or anticipated savings), claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any

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Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or wilful misconduct of such Indemnitee (or its Affiliates).

     (c) To the extent that Overnite and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Syndication Agent, the Collateral Agent, an Issuing Bank or the Swingline Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Collateral Agent, any such Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, neither Overnite nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Syndication Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable within 10 days after written demand therefor.

     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Overnite against any of and all the obligations of the Borrower or Overnite now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower or Overnite, as the case may be, after any such setoff and application made by such Lender, but the failure to give

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such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Syndication Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Syndication Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Overnite in any case shall entitle the Borrower or Overnite to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any of the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into and executed by the Borrower, Overnite and the Required Lenders; provided, however, that (x) the Borrower, Overnite and the Administrative Agent may enter into an amendment to effect the provisions of Section 2.25(b) upon the effectiveness of any Incremental Term Loan Assumption Agreement (and any such amendment shall in any event be deemed to have occurred upon such effectiveness) and (y) no such agreement under this Section 9.08(b) shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part

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thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees or any other amounts due and payable hereunder to any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section, or release any Guarantor or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (vi) change the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Syndication Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Syndication Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as applicable.

     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract among the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is

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intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Overnite and the Borrower hereby irrevocably and unconditionally submits, for itself and

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its property, to the nonexclusive jurisdiction of any New York State court or
Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Overnite or their respective properties in the courts of any jurisdiction.

     (b) Each of Overnite and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each of Overnite and the Borrower irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. Confidentiality. (a) Each of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (A) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this

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Section, "Information" shall mean all information received from the Borrower or
Overnite and related to the Borrower or Overnite or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Overnite; provided that, in the case of Information received from the Borrower or Overnite after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

     (b) Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or otherwise (and any Affiliate thereof and any employee, representative or other agent of such party or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to it relating to such tax treatment and tax structure. For this purpose, the tax treatment of the transactions contemplated hereby is the purported or claimed U.S. federal tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal tax treatment of such transactions.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                OVERNITE TRANSPORTATION
                                                COMPANY, a Virginia corporation,
                                                as Borrower,


                                                by: ____________________________
                                                    Name:
                                                    Title:


                                                OVERNITE CORPORATION, a Virginia
                                                corporation,


                                                by: ____________________________
                                                    Name:
                                                    Title:


                                                SUNTRUST BANK, individually and
                                                as Administrative Agent,
                                                Collateral Agent, Swingline
                                                Lender and Issuing Bank,


                                                by: ____________________________
                                                    Name:
                                                    Title:

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                                               CREDIT SUISSE FIRST BOSTON,
                                               acting through its Cayman Islands
                                               Branch, individually and as
                                               Syndication Agent,


                                               by: _____________________________
                                                   Name:
                                                   Title:


                                               by: _____________________________
                                                   Name:
                                                   Title:


                                               [OTHER LENDERS],


                                               by: _____________________________
                                                   Name:
                                                   Title:

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